Exhibit (e)(7)

Farmers New World Life Insurance Company

Mercer Island Life Office: 3003 77th Ave. S.E., Mercer Island, WA 98040-2890 (206) 232-8400
Columbus Life Office: P.O. Box 182325, Columbus, OH 43218-2325 (614) 764-9975
Variable Policy Service Office: P.O. Box 724208, Atlanta, GA 31139 (877) 376-8008

FARMERS LIFE INSURANCE

Policy Number:

Variable Policy Application Supplement

Proposed Insured:	Plan: **FELVUL**

Suitability Information on Policy Owner – Print name of Policy Owner if other than Insured: ______________________

Net Worth (including residence)	Financial & Investment Objectives	Risk Tolerance
☐ $0 - $150,000	☐ Increase current income	☐ Conservative
☐ $150,001 - $250,000	☐ Aggressive Growth	☐ Moderate
☐ $250,001 - $500,000	☐ Combination of the above	☐ Aggressive
☐ over $500,000	☐ Other ______________	

Premium Allocation: Indicate how premiums are to be allocated among investments in the subaccounts until later changed by the Policy Owner(s). (Note: If no allocation is selected, 100% of premium will be allocated to the Fixed Account.) The initial premium payment will be allocated to the Fixed Account for the period described in the prospectus.

I have elected to allocate my premiums as follows: *(All allocations must total 100%. Percentages must be in whole numbers.)*

- **Fidelity VIP FundsManager Portfolios: (Class 2 Shares)** _____% FundsManager 20% Portfolio _____% FundsManager 50% Portfolio _____% FundsManager 70% Portfolio _____% FundsManager 85% Portfolio
- **Fidelity VIP Freedom Portfolios: (Class 2 Shares)** _____% 2005 Portfolio _____% 2010 Portfolio _____% 2015 Portfolio _____% 2020 Portfolio _____% 2025 Portfolio _____% 2030 Portfolio _____% Freedom Income Portfolio
- **PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares)**
  ____% Flexible Income | ____% Conservative Balanced | ____% Balanced | ____% Conservative Growth | ____% Strategic Growth

- **DWS Variable Series I (Class A Shares)**
  - _____% DWS Bond VIP
  - _____% DWS Global Small Cap VIP
  - _____% DWS International VIP
- **DWS Variable Series II (Class A Shares)**
  - _____% DWS Government & Agency Securities VIP
  - _____% DWS High Income VIP
  - _____% DWS Money Market VIP
  - _____% DWS Large Cap Value VIP
- **Dreyfus (Service Class Shares)**
  - _____% Socially Responsible Growth Fund, Inc.
- **Dreyfus Variable Investment Fund (Service Class Shares)**
  - _____% Opportunistic Small Cap Portfolio
- **Fidelity Variable Insurance Products Funds ("VIP") (Service Class Shares)**
  - _____% Fidelity VIP Growth Portfolio
  - _____% Fidelity VIP Index 500 Portfolio
  - _____% Fidelity VIP Mid-Cap Portfolio
- **Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)**
  - _____% Franklin Small-Mid Cap Growth VIP Fund
  - _____% Franklin Small Cap Value VIP Fund
- **Janus Aspen Series**
  - _____% Janus Aspen Balanced Portfolio (Service Shares)
  - _____% Janus Aspen Forty Portfolio (Institutional Shares)
- **PIMCO Variable Insurance Trust (Administrative Class Shares)**
  - _____% PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)
  - _____% PIMCO VIT Low Duration Bond Portfolio
- **Fixed Account (Must be used if DCA Requested)**
  - _____% Fixed Account

Optional Premium Allocation Feature:

☐ I elect **Automatic Asset Rebalancing (AAR)** among the accounts chosen above (excluding Fixed Account). I elect to have the assets in the subaccounts moved to match the **Premium Allocation** elections.

Additional Optional Features:

☐ I elect **Dollar Cost Averaging (DCA)** $________($100 minimum) per month from the **Fixed Account**. The starting balance of the Fixed Account must be at least equal to the requested transfer amount. Transfers will continue until the Policy Owner(s) instructs otherwise, or until all money has been transferred out of the Fixed Account, whichever is earlier.

(Continued; next page.)

Distributed by: Farmers Financial Solutions, LLC, 30801 Agoura Road, Bldg. 1, Agoura Hills, CA 91301 (818) 584-0200

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Exhibit (e)(7)

Additional Optional Features (continued):

I allocate DCA as follows: *(All allocations must total 100%. Percentages must be in whole numbers. Minimum of one and maximum of eight sub-accounts.)*

- **Fidelity VIP FundsManager Portfolios: (Class 2 Shares)** _____% FundsManager 20% Portfolio _____% FundsManager 50% Portfolio _____% FundsManager 70% Portfolio _____% FundsManager 85% Portfolio
- **Fidelity VIP Freedom Portfolios: (Class 2 Shares)** _____% 2005 Portfolio _____% 2010 Portfolio _____% 2015 Portfolio _____% 2020 Portfolio _____% 2025 Portfolio _____% 2030 Portfolio _____% Freedom Income Portfolio
- **PVC Strategic Asset Management (SAM) Portfolio: (Class 2 Shares)** ___% Flexible Income | ___% Conservative Balanced | ___% Balanced | ___% Conservative Growth | ___% Strategic Growth

- **DWS Variable Series I (Class A Shares)**
  _____% DWS Bond VIP
  _____% DWS Global Small Cap Growth VIP
  _____% DWS International VIP
- **DWS Variable Series II (Class A Shares)**
  _____% DWS Government & Agency Securities VIP
  _____% DWS High Income VIP
  _____% DWS Money Market VIP
  _____% DWS Large Cap Value VIP
- **Dreyfus (Service Class Shares)**
  _____% Socially Responsible Growth Fund, Inc.
- **Dreyfus Variable Investment Fund (Service Class Shares)**
  _____% Opportunistic Small Cap Portfolio
- **Fidelity Variable Insurance Products Funds ("VIP") (Service Class Shares)**
  _____% Fidelity VIP Growth Portfolio
  _____% Fidelity VIP Index 500 Portfolio
  _____% Fidelity VIP Mid-Cap Portfolio
- **Franklin Templeton Variable Insurance Products Trust (Class 2 Shares)**
  _____% Franklin Small-Mid Cap Growth VIP Fund
  _____% Franklin Small Cap Value VIP Fund
- **Janus Aspen Series**
  _____% Janus Aspen Balanced Portfolio (Service Shares)
  _____% Janus Aspen Forty Portfolio (Institutional Shares)
- **PIMCO Variable Insurance Trust (Administrative Class Shares)**
  _____% PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)
  _____% PIMCO VIT Low Duration Portfolio

Telephone Transfer Authorization:

Telephone Transfer is Authorized: ☐ **Yes** ☐ **No** Telephone transfer among the subaccounts and the Fixed Account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I (we), as Policy Owner(s) agree and understand that: 1.) Neither Farmers New World Life Insurance Company (FNWL) nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization. 2.) Transfer will be made subject to the conditions of the policy, administrative regulations of FNWL and the prospectus. 3.) Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction. 4.) This authorization shall continue in force until the earlier of receipt of written revocation from the Owner(s), or FNWL discontinuing this privilege. I (We), as Policy Owner(s), understand that as a condition of allowing telephone instructions be made, FNWL, at its sole option and without prior notice to the Owner(s), any person or representative, may record all or part of any telephone conversation containing such instructions. All terms are binding on my agents, heirs, and assignees.

Electronic Delivery Election: (If the box is not checked, documents will be provided to you by U.S. mail.)

☐ **Yes.** By checking "Yes," I authorize FNWL to provide my variable life prospectus(es), fund company prospectus(es), semi-annual and annual reports, and supplements (collectively, the "documents") by electronic delivery (CD-ROM, in PDF format or through a hyperlink on the Company's website). I understand that I must have access to a personal computer with appropriate computer hardware, software and internet access (my internet provider may charge for internet access) to access and view the documents. I may request paper copies of the documents at any time without revoking my electronic delivery election. I can revoke my electronic delivery selection at any time by contacting FNWL by telephone or by mail.

Sales Illustration: If a hypothetical sales illustration was used during the sales process, then please attach a copy.

I (We) understand that **the amount and duration of the policy's death benefit may vary under the specified conditions. Policy Values may increase or decrease in accordance with the investment experience of the investments held in the subaccount(s). Illustrations of benefits, including Death Benefits, Policy Values and Cash Surrender Values, are available upon request.** I (We) acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. I (We) understand that portions or all of the data collected to create this Variable Policy Application Supplement (Supplement), including my (our) signature(s), may be transmitted by electronic means and/or retained in electronic format. By signing below, I (we) consent to this transaction by electronic means and confirm that I (we) have not withdrawn my (our) consent. I (We) will receive a paper copy of this Supplement with the policy contract, if issued, or upon receipt of a written request directed to Farmers New World Life Insurance Company. I (We) have read the completed Supplement, or have had it read to me (us), and agree that all information is true and complete to the best of my (our) knowledge and belief. I (We) agree that it forms a part of my (our) application and is subject to the terms and conditions found in the application and the policy, if issued. I (We) also acknowledge that I (we) have read, or have had read to me (us), the fraud warning and/or other notice listed on Form 31-4226 for my (our) state of residence, if any.

______________________ Signed at ______________________ on ______________________

Proposed Insured Signature State Month, Day, Year

______________________ ______________________ ______________________ ______________________

Proposed Policy Owner Signature (if other than the Proposed Insured) **Proposed Policy Co-Owner Signature** Agent/Representative Signature as Witness Agent Code

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